EXHIBIT 21.1
SUBSIDIARIES OF COMMERCIAL VEHICLE GROUP, INC.

	Entity	Jurisdiction
1.	Trim Systems Inc.	Delaware

2.	Trim Systems Operating Corp.	Delaware

3.	CVG International Holdings Limited	Barbados

4.	CVG Vehicle Components (Shanghai) Co. LTD.	China

5.	CVS Holdings Limited	United Kingdom

6.	Commercial Vehicle Systems Limited	United Kingdom

7.	Bostrom Limited	United Kingdom

8.	Bostrom Investments Limited	United Kingdom

9.	KAB Seating LLC	United Kingdom

10.	Bostrom International Limited	United Kingdom

11.	KAB Seating AB	Sweden

12.	KAB Seating Pty	Australia

13.	KAB Seating S.A.	Belgium

14.	National Seating Company	Delaware

15.	KAB Seating Limited	United Kingdom

16.	A. Stokes Pressings Limited	United Kingdom

17.	Wilton & Co. Pressings Limited	United Kingdom

18.	Bostrom Specialist Engineering Limited	United Kingdom

19.	Winston Cable Limited	United Kingdom

20.	JMH Limited	United Kingdom

21.	KAB Tooling Limited	United Kingdom

22.	Bostrom Europe	United Kingdom

23.	The C&P Jig & Tool Limited	United Kingdom

24.	BB Seating Limited	United Kingdom

25.	Palmer & Shelley Limited	United Kingdom

26.	AJW Holdings Limited	United Kingdom

27.	KAB Industries Limited	United Kingdom

28.	Corvus Suspension Products Limited	United Kingdom

29.	KAB Pressings Limited	United Kingdom

30.	KAB Components Limited	United Kingdom

31.	AJ Williams Small Pressings Limited	United Kingdom

32.	Bostrom Vehicle Components Limited	United Kingdom

33.	Inbark Limited	United Kingdom

34.	KAB Engineering Limited	United Kingdom

35.	CVS Holdings Inc.	Delaware

36.	Sprague Devices	Delaware

37.	CVG Management Corp	Delaware

38.	CVG Logistics LLC	Delaware

39.	Mayflower Vehicle Systems LLC	Delaware

40.	T.S. Mexico S.DE R. L. DE C.V.	Mexico

41.	Monona Corporation	Delaware

42.	Monona Wire Corporation	Iowa

43.	Monona (Mexico) Holdings LLC	Illinois

44.	MWC de Mexico S. de R.L. de C.V.	Mexico

45.	EMD Servicios S.A. de C.V.	Mexico

46.	Cabarrus Plastics Inc.	North Carolina

47.	CVG European Holdings, LLC	Delaware

48.	CVG International GP	Bermuda

49.	C.I.E.B. Kahovec, spol. s.r.o.	Czech Republic